UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street, Suite 100 Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

LogMeIn, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on May 23, 2013. Proxies for the meeting were solicited in accordance with the Securities Exchange Act of 1934. At the annual meeting, the stockholders of the Company voted on the following proposals:

I.	To reelect the following persons as class I directors for a three-year term expiring in 2016. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstentions	Broker Non- Votes
Gregory W. Hughes	18,333,089	744,754	1,141,364	2,526,763
Irfan Salim	12,953,841	1,408,249	5,857,117	2,526,763
Hilary A. Schneider	19,886,734	101,883	230,590	2,526,763

II.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2013. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
22,381,435	286,063	78,472	—

III.	To approve an amendment and restatement of the Company’s 2009 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by an additional 1,400,000 shares. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
16,228,063	3,791,289	199,855	2,526,763

IV.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2013 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
10,777,715	9,427,756	13,736	2,526,763

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: May 30, 2013	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 2009 Stock Incentive Plan.